NewtekOne Enters into Agreement to Sell Newtek Technology Solutions, Inc. Boca Raton, Fla., August 12, 2024 - NewtekOne, Inc. (“NewtekOne” or the “Company”) (Nasdaq: NEWT) has entered into a definitive agreement (the “Agreement”) to sell its wholly owned subsidiary Newtek Technology Solutions, Inc. (“NTS”) to Paltalk, Inc. (“Paltalk”) (Nasdaq: PALT) (the “NTS Sale”). As previously disclosed, in connection with Company’s acquisition of Newtek Bank and transition to a financial holding company, the Company made a commitment to the Board of Governors of the Federal Reserve System to divest or terminate the activities of NTS, which manages information technology hardware and software for approximately 17,000 customers. Pursuant to the Agreement, Paltalk has agreed to pay to the Company at the closing of the NTS Sale: (i), $4,000,000 in cash, subject to certain purchase price adjustments (the “Cash Consideration”), and (ii) issue to the Company 4,000,000 shares of a newly created series of Paltalk non-voting preferred stock, the Series A Non-Voting Common Equivalent Stock (the “Preferred Stock”) (the “Stock Consideration.” and together with the Cash Consideration, the “Closing Consideration”). Upon the occurrence of certain specified transfers of the Preferred Stock, each share of Preferred Stock will automatically convert into one share of common stock of Paltalk, subject to certain anti-dilution adjustments. In addition to the Closing Consideration, the Company may be entitled to receive an earn-out amount of up to $5,000,000, payable in cash or Preferred Stock (or a combination thereof, determined in Paltalk’s discretion), based on the achievement of certain cumulative average Adjusted EBITDA thresholds for the 2025 and 2026 fiscal years. The issuance of Preferred Stock to the Company as Stock Consideration or as consideration for the earn-out, if any, shall be subject to the limitation that any such issuance of Preferred Stock may not result in the Company’s equity interest in Paltalk exceeding one third of Paltalk’s “total equity,” determined in accordance with the Bank Holding Company Act of 1956, as amended, and to the extent necessary a corresponding increase in the Cash Consideration or cash paid in respect of the earn-out will be made. In addition, following the close, the Company will be entitled to one representative on the Paltalk board of directors. The parties currently anticipate consummating the NTS Sale in the fourth quarter of 2024 or the first quarter of 2025, subject to approval by Paltalk’s stockholders, regulatory approvals and the satisfaction of other closing conditions, including the completion of the divestiture of certain specified assets by Paltalk. At the closing of the NTS Sale, based on the number of shares of Paltalk common stock outstanding as of August 8, 2024, the Company’s equity interest in Paltalk would represent, on an as-converted and fully-diluted basis, approximately 30.3% of Paltalk’s total equity. Barry Sloane, Chairman, President, and Chief Executive Officer said, "Having owned NTS for more than 20 years, it was very important to us to find the right home for NTS, with the right management team to continue to grow NTS, as well as continue to manage the Company’s and many of our clients’ IT, including IT security, hardware and technology. That is why we chose Paltalk and its CEO Jason Katz. Importantly, the current management team at NTS, led by NTS’ president Jared Mills, will remain intact. We are also pleased that through retaining a non-voting ownership interest in Paltalk, we will have the ability to participate in the potential economic upside of what we see as principally a pure play company managing business IT security and managed technology solutions in one of the most important markets in the United States economy today. Equally important is for us to continue to allow our clients to access the high quality IT service and solutions from NTS that NewtekOne and NTS’ 17,000 existing customers have come to enjoy. Retaining this non-voting ownership interest in a publicly traded company with NTS at its core and with NTS’ management team in place, was of utmost importance in the selection of Paltalk. NewtekOne will retain all of its intellectual property and patented technology, including NewTracker®, the Newtek Advantage®, Newtek® and NewtekOne®.” Jason Katz, Paltalk’s Chairman and Chief Executive Officer, commented: “This is a transformational acquisition for Paltalk that we believe will provide excellent value for our stockholders. We expect that the Acquisition, once completed, will have an immediate and meaningful impact on our revenue, since NTS’ revenue in 2023 was approximately three times greater than Paltalk’s 2023 revenue. We also expect the Acquisition to provide enhanced opportunities for future growth and optimization. We are extremely excited to enter the cloud infrastructure and cybersecurity sectors with the acquisition of a business we deem ripe for growth both organically and through potential accretive acquisitions in the future. Given our management team’s extensive technology expertise that has been demonstrated throughout the years, we are confident in our ability to integrate, operate and grow this business and enhance stockholder value. Sullivan & Cromwell LLP is serving as legal counsel to the Company. NewtekOne®, Your Business Solutions Company®, is a financial holding company, which along with Newtek Bank and NewtekOne's non-bank consolidated subsidiaries, provides a wide range of business and financial solutions under the Newtek® brand to independent business owners. Since 1999, NewtekOne has provided state-of-the-art, cost-efficient products and services and efficient business strategies to our independent business owner relationships across all 50 states to help them grow their sales, control their expenses and reduce their risk. NewtekOne’s and its subsidiaries’ business and financial solutions currently include: banking (Newtek Bank, N.A.), Business Lending, SBA Lending Solutions, Electronic Payment Processing, Technology Solutions (Cloud Computing, Data Backup, Storage and Retrieval, IT Consulting), eCommerce, Accounts Receivable Financing & Inventory Financing, Insurance Solutions, Web Services, and Payroll and Benefits Solutions. Newtek®, NewtekOne®, Newtek Bank®, National Association, Your Business Solutions Company®, NewTracker®, Newtek Advantage® and One Solution for All Your Business Needs® are registered trademarks of NewtekOne, Inc. Note Regarding Forward-Looking Statements. Certain statements in this press release are “forward-looking statements” within the meaning of the rules and regulations of the Private Securities Litigation and Reform Act of 1995. These forward-looking statements are based on the current beliefs and expectations of NewtekOne's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. See “Note Regarding Forward-Looking Statements” and the sections entitled “Risk Factors” in our filings with the Securities and Exchange Commission which are available on NewtekOne's website https://investor.newtekbusinessservices.com/sec- filings) and on the Securities and Exchange Commission’s website (www.sec.gov). Any forward-looking statements made by or on behalf of NewtekOne speak only as to the date they are made, and NewtekOne does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made.

SOURCE: NewtekOne, Inc. Investor Relations & Public Relations Contact: Jayne Cavuoto Telephone: (212) 273-8179 / jcavuoto@newtekone.com